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                                                                    EXHIBIT 10.3


                                EMP Group L.L.C.

                                                                April 13, 1999

Mr. David J. Pecker
c/o Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
Attn:  Scott Price, Esq.

Dear David:

                  Reference is made to the employment agreement dated February 16, 1999 between EMP Acquisition Corp. (the "Holding Company") and you (the "Employment Agreement"). Capitalized terms used herein without definition have the meanings specified in the Employment Agreement.

                  Pursuant to Section 4(a)(i) of the Employment Agreement, on March 31, 1999 (the "Scheduled Payment Date") EMP Group L.L.C. (the "Holding Company") became obligated to pay you a portion of the Make-Whole Payments in an amount sufficient on an after-tax basis to repay your loan from Hachette Filipachhi Magazines, Inc. (the "Hachette Loan"), after taking into account certain bonuses payable pursuant to your employment agreement with Hachette Filipachhi Magazines, Inc. (the "Loan Make-Whole Payment Amount").

                  The parties hereby acknowledge that, as of the Scheduled Payment Date, and as of the date hereof, the parties were and remain unable to reach a mutually satisfactory agreement as to the calculation of the Loan Make-Whole Payment Amount, relating principally to the proper calculation of your potential tax liability. Nevertheless, in order to enable you to repay the Hachette Loan when due, on March 31, 1999 the Holding Company loaned you, as an advance (the "Advance") the aggregate amount of $1,217,524.63 (representing your repayment obligation under the Hachette Loan of $1,177,292.59 plus your capital contribution obligation to the Holding Company of $40,232.05 relating to the ultimate funding of the Loan Make-Whole Payment Amount). The Advance will be mandatorily repayable by you to the Holding Company, together with accrued interest thereon, upon the earliest to occur of (a) the parties mutual satisfactory agreement as to the calculation of the Loan Make-Whole Payment Amount, (b) the Effective Date and (c) April 15, 2000 (the "Advance Repayment Date"); PROVIDED THAT in the case of clauses (b) and (c), the Holding Company will determine the Loan Make-Whole Payment Amount.

                  The Advance shall bear interest at the rate of 4.67% per annum, compounded annually, from the Scheduled Payment Date to the Advance Repayment Date.



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                  Upon, and subject to, your repayment to the Holding Company of the Advance on the Advance Repayment Date, the Holding Company or the Company will pay you the Loan Make-Whole Payment Amount as contemplated by, and subject to the terms of, the Employment Agreement (specifically including any refund obligations with respect thereto thereunder), together with interest thereon from the Scheduled Payment Date to the Advance Repayment Date at the rate of 4.67% per annum, less any applicable withholding taxes.

                  You agree that, except for the Holding Company's or the Company's obligation to satisfy any applicable withholding requirements with respect to the payment to you of the Loan Make-Whole Payment Amount upon your repayment of the Advance on the Advance Repayment Date (and any withholding requirements with respect to any future payment of any additional portion of the Make-Whole Payments), you shall be solely responsible for the payment of any federal, state or local income or payroll taxes (including any imputed income taxes) associated with the payment of the Loan Payment Amount or the Advance hereunder and the remaining Make-Whole Payments, generally, and shall indemnify and hold the Holding Company, the Company and their affiliates, and each of their respective officers, directors and employees harmless from any liability (including, without limitation, interest and penalties) arising from the failure to withhold from such amounts prior to the Advance Repayment Date and for any failure resulting from the Holding Company's or the Company's reliance on your representative's calculation of your tax liability relating thereto.

                  You agree that the provisions of this letter agreement will constitute complete satisfaction of the Holding Company's and the Company's obligations to you with respect to the Loan Payment Amount but shall not affect the Holding Company's or the Company's obligations, or rights, with respect to the payment or refund of any other portion of the Make-Whole Payments.

                  This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof and may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.



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                  Please indicate your agreement to the foregoing by executing a copy of this letter agreement where indicated below.


                                          EMP GROUP L.L.C.



                                          By:  EVERCORE CAPITAL PARTNERS L.P.,
                                               Authorized Person



                                          By:  EVERCORE PARTNERS L.L.C.,
                                               its general partner



                                          By: /s/ Austin M. Beutner
                                             ----------------------------------
                                             Name:  Austin M. Beutner
                                             Title: Member



                                         EMP ACQUISITION CORP.



                                          By: /s/ Austin M. Beutner
                                             ----------------------------------
                                             Name:  Austin M. Beutner
                                             Title: President


Agreed to and acknowledged as of the
date first above written:




/s/ David J. Pecker
--------------------------
David J. Pecker





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                                                                Schedule 3.05(b)
                                                                          to the
                                                                Credit Agreement



                             Intellectual Property
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                                                                   Schedule 3.06
                                                                          to the
                                                                Credit Agreement



                               Disclosed Matters


None.
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                                                                   Schedule 3.13
                                                                          to the
                                                                Credit Agreement



                                   Insurance